   As filed with the Securities and Exchange Commission on November 1, 2000
                                                       Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             ____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             ____________________

                             APPLIED IMAGING CORP.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             ____________________

               DELAWARE                                     77-012490
      ---------------------------                       ------------------
    (STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)

                             ____________________

                          2380 WALSH AVENUE, BLDG. B
                             SANTA CLARA, CA 95051
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                       1998 INCENTIVE STOCK OPTION PLAN
                           (FULL TITLE OF THE PLAN)

                             ____________________

                                JACK GOLDSTEIN
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                             APPLIED IMAGING CORP.
                          2380 WALSH AVENUE, BLDG. B
                             SANTA CLARA, CA 95051
                                (408) 562-0250
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             ____________________

                                   Copy to:

                             ARMAN PAHLAVAN, ESQ.
                              PAUL G.PRINCE, ESQ.
                      GEORGOPOULOS PAHLAVAN & PRINCE, LLP
                               935 HAMILTON AVE
                             MENLO PARK, CA 94025
                                (650) 473-9001

                             ____________________


================================================================================

                        CALCULATION OF REGISTRATION FEE

================================================================================

                                                  Proposed    Proposed
                                                   Maximum     Maximum
             Title of               Amount        Offering    Aggregate    Amount of
            Securities              to be         Price Per   Offering    Registration
       to be Registered (1)     Registered (2)      Share     Price (3)       Fee
  ------------------------------------------------------------------------------------
Common Stock                       950,000         $3.625     $3,443,750     $909.15
     $0.001 par value

(1) Includes Preferred Share Purchase Rights, which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) The shares covered by this Registration Statement represent shares of Common Stock that have become available for issuance under the Registrant's 1998 Incentive Stock Option Plan (the "1998 Option Plan") as a result of an amendment approved by the stockholders at the Registrant's Annual Meeting held on May 10, 2000, increasing the number of shares for issuance therunder by 950,000.
(3) Calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. The calculation is based upon the average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market on October 30, 2000.



 STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF ADDITIONAL SECURITIES

     The Registrant previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (SEC File No. 333-57835) (the "Previous Form S-8"). The Previous Form S-8 was filed in connection with the 1998 Option Plan. This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the 1998 Option Plan. Accordingly, the content of the Previous Form S-8, including periodic reports that the Registrant filed after the Previous Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The reports the Registrant has most recently filed with the SEC are listed below:

     - Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000, filed as of August 10, 2000.

     - Quarterly Report on Form 10-Q for the quarterly period ended March 31 2000, filed as of May 11, 2000.

     - Proxy Statement filed as of April 13, 2000, in connection with the Annual Meeting of Stockholders held on May 10, 2000.

     - Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed as of March 29, 2000.

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 8. EXHIBITS.
        --------

Exhibit       Document
-------       --------
4.1*          1998 Incentive Stock Option Plan and form of Stock Option
              Agreement
5.1           Opinion of Georgopoulos Pahlavan & Prince, LLP, as to the legality of securities being registered.
23.1          Consent of PricewaterhouseCoopers LLP
23.2          Consent of KPMG LLP
23.3          Consent of Georgopoulos Pahlavan & Prince, LLP (contained in
              Exhibit 5.1)
24.1          Power of Attorney (see page II-2)

* Incorporated by reference to Exhibit 4.1 filed with the Registrant's Registration Statement on Form S-8 (file no. 333-57835), which was declared effective on June 26, 1998



                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant, Applied Imaging Corp., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 31st day of October 2000.

                                 APPLIED IMAGING CORP.

                                 By /s/ Jack Goldstein
                                    --------------------------------------------
                                    Jack Goldstein, Ph.D.
                                    Chief Executive Officer (Principal Executive
                                    Officer)


                                 By /s/ Barry Hotchkies
                                    -------------------
                                    Barry Hotchkies
                                    Chief Financial Officer (Principal Financial
                                    and Accounting Officer)

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack Goldstein and Barry Hotchkies, jointly and severally, as his or her attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



        Signature                        Title                      Date
        ---------                        -----                      ----
   /s/ Jack Goldstein            Chairman of the Board and    November 1, 2000
   -------------------------     Chief Executive Officer*
   Jack Goldstein, Ph.D.

   /s/ Carl W. Hull              President and Director*      November 1, 2000
   -------------------------
   Carl W. Hull

   /s/ Barry Hotchkies           Chief Financial Officer      November 1, 2000
   -------------------------
   Barry Hotchkies

   /s/ John F. Blakemore         Director*                    November 1, 2000
   -------------------------
   John F. Blakemore, Jr.

   /s/ Andre F. Marion           Director*                    November 1, 2000
   -------------------------
   Andre F. Marion

   /s/ Thomas C. McConnell       Director*                    November 1, 2000
   -------------------------
   Thomas C. McConnell

   /s/ Robert C. Miller          Director*                    November 1, 2000
   -------------------------
   Robert C. Miller

   /s/ G. Kirk Raab              Director*                    November 1, 2000
   -------------------------
   G. Kirk Raab

   /s/ Pablo Valenzuela          Director*                    November 1, 2000
   -------------------------
   Pablo Valenzuela, Ph.D

* The 1998 Option Plan, pursuant to which additional shares of Common Stock are being registered under this Registration Statement, is subject to administration by the Board of Directors of the Registrant.

                                 EXHIBIT INDEX
                                 -------------

                      REGISTRATION STATEMENT ON FORM S-8

                             APPLIED IMAGING CORP.



Exhibit        Document
-------        --------
4.1*           1998 Incentive Stock Option Plan and form of Stock Option
               Agreement
5.1            Opinion of Georgopoulos Pahlavan & Prince, LLP, as to the
               legality of securities being registered.
23.1           Consent of PricewaterhouseCoopers LLP
23.2           Consent of KPMG LLP
23.3           Consent of Georgopoulos Pahlavan & Prince, LLP (contained in
               Exhibit 5.1)
24.1           Power of Attorney (see page II-2)

* Incorporated by reference to Exhibit 4.1 filed with the Registrant's Registration Statement on Form S-8 (file no. 333-57835), which was declared effective on June 26, 1998